UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Consolidated-Tomoka Land Co.
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CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS April 25, 2012

To our Shareholders:

The Annual Meeting of Shareholders of Consolidated-Tomoka Land Co., a Florida corporation (the “Company”), will be held at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, on Wednesday, April 25, 2012, at 2:00 p.m., local time, for the following purposes:

1.	To elect John P. Albright to serve as a director for the remainder of a retired director’s two-year term expiring at the annual meeting of shareholders to be held in 2014 and to elect John J. Allen and William L. Olivari to serve as directors for a one-year term expiring at the annual meeting of shareholders to be held in 2013;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012;

3.	To hold an advisory vote to approve executive compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on March 1, 2012, are entitled to notice of, and to participate in and vote at the meeting. A complete list of shareholders as of the record date will be available for shareholders’ inspection at the corporate offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida, for ten days prior to the meeting.

We hope you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or over the Internet as indicated in the enclosed proxy card or by marking, dating, signing and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our transfer agent, Registrar and Transfer Company, toll-free at 1-800-368-5948. You may also contact them by email at info@rtco.com.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March 23, 2012

A COPY OF OUR MOST RECENT FORM 10-K ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO OUR CORPORATE SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 25, 2012. This proxy statement and a copy of our 2011 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at http://ctlc.com/2012_proxy.html.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

CONSOLIDATED-TOMOKA LAND CO.

Post Office Box 10809

Daytona Beach, Florida 32120-0809

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

April 25, 2012

GENERAL INFORMATION

Why am I receiving this proxy statement?

This proxy statement and the enclosed form of proxy are being sent to you, a shareholder of Consolidated-Tomoka Land Co. (which we refer to as “the Company,” “we,” “our” or “us”), a Florida corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, April 25, 2012 at 2:00 p.m., local time, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida (and at any adjournments or postponements thereof) (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting.

On or about March 23, 2012, we commenced mailing and made available electronically to our shareholders: (1) this proxy statement, (2) the accompanying proxy card and voting instructions, and (3) a copy of our 2011 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our audited financial statements.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement?

This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: (1) the election of one director to fulfill the remainder of a two-year term expiring at the 2014 Annual Meeting of Shareholders and 2 directors for a one-year term expiring at the 2013 Annual Meeting of Shareholders; (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012; and (3) an advisory vote to approve executive compensation. This proxy statement provides you with detailed information about these matters.

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof, if properly presented at the Annual Meeting.

What is a record date and who is entitled to vote at the Annual Meeting?

The record date for the shareholders entitled to vote at the Annual Meeting is March 1, 2012. The record date was established by our Board as required by Florida law, the law of our state of incorporation. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

How many shares can be voted and what is a quorum?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 1, 2012. At the close of business on March 1, 2012, there were 5,830,759 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,915,380 shares of common stock based on the record date of March 1, 2012, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote?

You have a choice of voting:

•	By telephone;

•	Over the Internet;

•	By mail; or

•	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone, over the Internet or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation.

If you vote by telephone or over the Internet, you should not return your proxy card.

What is the difference between a “record holder” and an owner holding shares in “street name?”

If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar and Transfer Company. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name” and you are considered the beneficial owner of such shares.

How do I vote if my shares are held in my name?

Voting by telephone, over the Internet or by mail

If you are a shareholder of record, you can vote by telephone, over the Internet or by mail. The enclosed proxy card contains instructions for voting by telephone or over the Internet. You can also vote by mail by completing, signing, dating and mailing the enclosed proxy card in the postage-paid return envelope provided. Please promptly vote by telephone, over the Internet, or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting

If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring with you to the Annual Meeting proper personal identification and evidence of your share ownership.

How do I vote if my shares are held in “street name?”

Voting by telephone, over the Internet or by mail

If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting

If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote?

As long as your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

•	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

•	By duly signing and delivering a proxy card that bears a later date; or

•	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

What are my voting choices and what is the required vote?

By giving us your proxy by telephone, over the Internet or by signing, dating and mailing the enclosed proxy card, you authorize our management to vote your shares at the Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors

We have nominated one director for election for a two-year term and two directors for election for a one-year term at the Annual Meeting, and because we did not receive advance notice under our Bylaws of any shareholder nominees for director, the 2012 election of directors is an uncontested election. In accordance with our Bylaws, which provide for a majority voting standard in uncontested elections, in order to be elected, each director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted. For additional information regarding majority voting, see “Majority Voting for Directors” on page 15.

With respect to the proposal to elect three nominees for director, you may:

•	Vote “For” the election of a nominee for director named in this proxy statement;

•	Vote “Against” the election of a nominee for director named in this proxy statement; or

•	“Abstain” from voting for one or more of the nominees named in this proxy statement.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012. With respect to the proposal to ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012, you may:

•	Vote “For” ratification;

•	Vote “Against” ratification; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 3: Advisory Vote to approve Executive Compensation

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables. The advisory vote to approve executive compensation described in Proposal 3 is referred to as a “say-on-pay vote.” With respect to the advisory vote to approve executive compensation, you may:

•	Vote “For” the proposal;

•	Vote “Against” the proposal; or

•	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

What are the Board’s voting recommendations and what happens if I return an unmarked proxy card?

Unless indicated otherwise by your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted as recommended by the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of all of the nominees for director named in this proxy statement;

•	FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012; and

•	FOR the proposal to approve executive compensation.

With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, if you return a properly executed proxy card, your shares will be voted as determined at the discretion of the proxy holders named in the proxy card.

What effect do abstentions and broker non-votes have on the proposals?

For each of the proposals, shares that abstain from voting are neither a vote cast in favor of nor a vote cast against the proposal, so they will have no effect on the outcome of the voting.

For all proposals, broker non-votes will be treated as shares represented at the meeting, but not voting, so broker non-votes will have no effect on the outcome of the voting.

Will my shares be voted if I do not return my proxy card?

If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. We believe that the ratification of the appointment of an independent registered public accounting firm will be considered a “routine” matter for which brokerage firms may vote unvoted shares. No other matters to be voted on at the Annual Meeting are considered “routine” matters. As a result, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors or the advisory vote to approve executive compensation, your broker or other nominee will not be able to vote your shares, and your shares will not be voted on any of those matters. We urge you to provide instructions to your broker or nominee so that your votes may be counted on these important matters. We urge you to vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each proxy card you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar and Transfer Company, which may be reached by telephone at 1-800-368-5948 or over the Internet at info@rtco.com.

Whom should I call if I have questions or need additional copies of the proxy materials?

If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our transfer agent, Registrar and Transfer Company, which may be reached by telephone at 1-800-368-5948 or over the Internet at info@rtco.com.

Who pays for the solicitation of proxies?

We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing, and mailing. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors and officers without additional compensation. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by telephone, by email, by mail, by facsimile, through press releases issued by us or through postings on our website.

May I access this year’s proxy statement and annual report over the Internet?

This proxy statement and a copy of our 2011 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at http://ctlc.com/2012_proxy.html.

Where can I find the voting results of the Annual Meeting?

We intend to disclose the voting results in a Form 8-K within four business days of the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission and made available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Prior to our 2011 Annual Meeting of Shareholders, our Articles of Incorporation classified the Board of Directors into three classes of approximately equal size with three-year terms of office ending in different years. At the 2011 Annual Meeting, our shareholders approved an amendment to our Articles of Incorporation that provides for the phased-in declassification of the Board of Directors and the annual election of our directors commencing with the class of directors standing for election at the 2012 Annual Meeting. As a result, the class of directors standing for election at the 2012 Annual Meeting will stand for election for a one-year term expiring at the 2013 Annual Meeting of Shareholders. The classes of directors whose three-year terms are due to expire at the 2013 Annual Meeting of Shareholders and at the 2014 Annual Meeting of Shareholders will continue to hold office until the end of the terms for which they were elected and may stand for election for one-year terms thereafter. Commencing at the 2014 Annual Meeting, all directors will be elected on an annual basis.

This year, the terms of Messrs. John J. Allen, William L. Olivari, Gerald L. DeGood, and William J. Voges expire at the 2012 Annual Meeting. Based upon the recommendation of the Governance Committee, Messrs. Allen and Olivari have each been nominated by the Board for a new one-year term expiring at the 2013 Annual Meeting of Shareholders. On January 16, 2012, Messrs. DeGood and Voges notified the Company of their intention not to stand for re-election to the Board. Their current terms will expire at the Annual Meeting, and our Board will be reduced to nine members effective at that time. In addition, Mr. Albright has been nominated by the Board to fulfill the remainder of Mr. William H. McMunn’s term, expiring at the 2014 Annual Meeting of Shareholders. The current terms of our other directors will expire at subsequent Annual Meetings of Shareholders in 2013 or 2014, as the case may be.

All properly executed and returned proxies on the enclosed proxy card will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Governance Committee as nominees for director, unless otherwise specified in the proxy card.

All nominees for election as directors are currently directors and were re-nominated by the Board of Directors. Director nominee John P. Albright was appointed by the Board on January 25, 2012, to fill the unexpired term of William H. McMunn, who resigned from the Board effective December 6, 2011. Mr. Albright became our President and Chief Executive Officer on August 1, 2011, and pursuant to his employment agreement, we agreed that upon the occurrence of any vacancy on the Board prior to the 2012 Annual Meeting, the Board would appoint Mr. Albright as a director of the Company, and in any event the Board would include Mr. Albright as part of management’s slate of nominees for the Board for the 2012 Annual Meeting. Because our Bylaws provide that any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor, Mr. Albright’s term will expire at the 2014 Annual Meeting of Shareholders.

Each nominee has consented in writing to being named in this proxy statement and indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not now anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The 2012 election of directors is an uncontested election, so the election of Messrs. Albright, Allen and Olivari will require that each director nominee receive a majority of the shares voted with respect to that nominee, or more votes “For” than “Against” the nominee. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted.

Our Board of Directors recommends a vote “For” the election of Messrs. Albright, Allen and Olivari as directors. To vote for these nominees, please vote by telephone or over the Internet, as described in the enclosed proxy card, or complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Biographical information regarding the director nominees and the directors not standing for election this year, including business experience for at least the past five years, age, year he or she began serving as our director and other public companies for which he or she has served on the board of directors in the past five years is provided below. In addition, the experience, qualifications, attributes and skills considered by our Governance Committee and Board in determining to nominate the director nominees and of our continuing directors not standing for election are provided below.

Nominees Standing for Election

Nominee	Age	Director Since	Information About Nominee
John P. Albright	46	January 25, 2012	President and Chief Executive Officer of the Company since August 2011. Mr. Albright was most recently the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. His experience involves various aspects of investment, lending, and development of commercial properties, as well as real estate investment banking.

			Mr. Albright is a graduate of Southern Methodist University with a B.A. in Business Administration.

John J. Allen	59	2009	President of Allen Land Group Inc., a Florida based commercial real estate brokerage company also involved in development, permitting and financial analysis, since 1994; President of Mitigation Solutions, Inc., a wetlands mitigation company, since 1995.

			Mr. Allen is a graduate of Cornell University with a B.S. in Agricultural Economics. He serves as a Trustee of the University of North Florida Foundation and the Museum of Contemporary Art, Jacksonville, Florida. Prior to beginning his career in the real estate and commercial brokerage fields, he worked for Barnett Bank, Inc. in commercial lending and national corporate banking. He has been actively engaged in the development of a number of mixed-use projects throughout the northeast Florida market. Mr. Allen was responsible for the establishment of the first totally private wetland mitigation bank in Florida. Mr. Allen is Chairman of our Compensation Committee and a member of our Governance Committee.

William L. Olivari	68	2008	Certified Public Accountant and Partner, Olivari & Associates PA, since June 1984. He is Chairman of the Board of the Commercial Bank of Volusia County, Inc., immediate past Chairman of East Coast Community Bank, Inc., past Chairman of the board of directors of Daytona State College Foundation, past Chairman and current board member of the Halifax Community Health Foundation, Inc., and past Chairman of the Audit and Finance Committee of Halifax Community Health System, Inc.

			Mr. Olivari graduated from Hofstra University with a B.B.A. in accounting. Much of his accounting practice is devoted to the representation of real estate developers and building contractors. Besides his accounting practice, he has served as an expert witness in court proceedings on bond validations, business valuations, lost income, and business interruption. Mr. Olivari is Chairman of our Audit Committee and a member of our Compensation Committee.

Continuing Directors Not Standing for Election

Continuing Director	Age	Director Since	Information About Continuing Director
William H. Davison	68	2007	Retired, former Chairman of the Board, President and Chief Executive Officer of SunTrust Bank, East Central Florida, from 1987 until his retirement in September 2007. He began his career with SunTrust in 1977, holding various positions, including vice president, president and chief operating officer. Mr. Davison’s current term expires at the 2014 Annual Meeting of Shareholders.

			Mr. Davison is a graduate of Florida State University with a B.A. in Economics. During his banking career, he was involved in all facets of commercial and retail banking, including commercial and real estate lending. As President of SunTrust Bank, East Central Florida, he oversaw the banking operations of twenty-eight offices in Volusia and Flagler Counties, Florida. He has expertise in finance and loan underwriting. Mr. Davison serves as Chairman of our Governance Committee.

Jeffry B. Fuqua	66	2009	Chairman of the Board of the Company since April 2011. President of Amick Holding, Inc. and its wholly owned subsidiary Amick Construction, Inc., a highway, heavy construction, and land development company, since 1975. Mr. Fuqua’s current term expires at the 2014 Annual Meeting of Shareholders.

			Mr. Fuqua is a graduate of the University of Miami with a B.A. in philosophy and a minor in mathematics. He also received an M.S. and a Ph.D. in mathematics from the University of Miami. He is a past member of the Governing Board and past Chairman of the Greater Orlando Aviation Authority. Mr. Fuqua has extensive business and political contacts throughout the State of Florida. He is Vice Chairman of the Board of Directors of Old Florida Bancshares Inc. and Old Florida National Bank (formerly Liberty Bancorporation and Orlando National Bank). Mr. Fuqua has considerable expertise in land development and heavy construction.

Howard C. Serkin	66	2011	Chairman of Heritage Capital Group, Inc., an investment banking firm, since 1996. Mr. Serkin’s term expires at the 2014 Annual Meeting of Shareholders.

			Mr. Serkin graduated from Georgia Tech. He also earned his M.S. in engineering and received his M.B.A. in finance from Harvard Business School. Mr. Serkin brings extensive finance and industry experience to the Board. He has served as Chairman of Heritage Capital Group, Inc., a regional investment banking firm, since 1996, and as a principal with Business Valuation, Inc., which provides financial consulting and valuation services, since 1994. He has worked as an investment banker for twenty years. Prior to that he served in various senior management positions with The Charter Company, an NYSE-listed conglomerate with revenues in excess of $5 billion and operations in insurance, energy and communications. Mr. Serkin also served as an Executive Vice President of Koger Properties, a NYSE-listed developer, owner and manager of over 13 million square feet of suburban office buildings and parks located throughout the southeast. He has also assisted in the reorganization and successful emergence from bankruptcy of three different companies. Mr. Serkin is a member of our Governance and Audit Committees.

Continuing Director	Age	Director Since	Information About Continuing Director
Linda Loomis Shelley	60	2008	Attorney and Shareholder in the law firm of Fowler White Boggs, P.A., since January 2001. She is the practice group leader for the firm’s statewide Government, Environment, and Real Estate Practice Group. Ms. Shelley is a member of the Board of Trustees of the University of Florida Law Center Association, is an active member of the Association of Florida Community Developers and Associated Industries of Florida, and serves on the Leadership Council for the Florida State University Consensus Center. She is a member of the Board of Trustees of Florida Tax Watch. She has held several prominent positions in the government of the State of Florida, including General Counsel to Governor Bob Graham, Chief of Staff to Governor Lawton Chiles, and Secretary of the Department of Community Affairs. Ms. Shelley’s term expires at the 2013 Annual Meeting of Shareholders.

			Ms. Shelley received her B.S. degree from the University of Florida and her J.D. from the University of Florida Levin College of Law. She has extensive experience in the regulatory matters applicable to permitting and land development and numerous contacts with various governmental agencies. Ms. Shelley is a member of our Governance Committee.

A. Chester Skinner, III	59	2010	President of Skinner Bros. Realty Co., a Jacksonville, Florida-based real estate development firm since 1999. Mr. Skinner is a registered Florida real estate broker, licensed Florida general contractor (currently inactive), a certified commercial investment member of the National Association of Realtors, a member of the International Council of Shopping Centers, and past State and North Florida Chapter President of the National Association of Industrial and Office Parks. Mr. Skinner’s term expires at the 2013 Annual Meeting of Shareholders.

			Mr. Skinner is a graduate of the Georgia Institute of Technology with a B.S. in Industrial Management. He also attended the University of Florida, taking graduate courses in real estate and finance. Mr. Skinner has extensive experience in real estate development, investment, management, sales and leasing, and permitting and land entitlements. He has also had experience in land acquisitions, planning, design, and construction of business parks, office buildings, and office/warehouse projects. Mr. Skinner is a member of our Governance and Compensation Committees.

Thomas P. Warlow, III	68	2010	President and Chairman of The Martin Andersen-Gracia Andersen Foundation, Inc., a charitable organization that provides grants for the purpose of public benefit in Central Florida, since 1998, and President and Chairman of Georgetown Enterprises, Inc., a Florida registered general contractor involved with development and construction in the Florida market since 1976. Mr. Warlow’s term expires at the 2013 Annual Meeting of Shareholders.

			Mr. Warlow is a graduate of Vanderbilt University with a B.E. in Civil Engineering. He is the former Chairman of the Orange County Road Advisory Board and the Orange County Underground Utility and Licensing Board. He has over forty-four years of experience in the general contracting and heavy construction business, including land development, engineering, planning, and construction. Mr. Warlow is a member of our Compensation Committee.

There are no family relationships among our directors or executive officers.

DIRECTOR COMPENSATION FOR 2011

In 2011, we provided the following annual compensation to non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(1)	Total ($)
John J. Allen	33,000	0	33,000
William H. Davison	33,000	0	33,000
Gerald L. DeGood	44,000	0	44,000
Jeffry B. Fuqua	61,083	0	61,083
Allen C. Harper(2)	5,750	0	5,750
William L. Olivari	45,500	0	45,500
Howard C. Serkin	28,250	0	28,250
Linda Loomis Shelley	26,500	0	26,500
A. Chester Skinner, III	33,000	0	33,000
William J. Voges	78,667	7,826	86,493
Thomas P. Warlow, III	35,500	0	35,500

(1)	Amounts consist of above-market earnings during fiscal 2011 on compensation that was deferred through fiscal 2011 under the Director Deferred Compensation Plan. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the applicable federal long-term rate (“AFR”). Earnings under the plan were calculated using a rate of 6.0% and 120% of the AFR was 3.36%.
(2)	Mr. Harper resigned from the Board of Directors on January 26, 2011.

Cash Compensation

Each non-employee director is paid an annual retainer of $15,000, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Fuqua, as Chairman of the Board, received an annual fee of $50,000, payable quarterly. Members of the Board’s Compensation Committee and Governance Committee also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, except that the Chairmen of the Compensation and Governance Committees received $2,000 per meeting attended, and the Chairman of the Audit Committee received $4,000 for each committee meeting attended. For meetings via conference call, each director or committee member received $500 and the Chairman received $750. Mr. Albright, our President and Chief Executive Officer, receives no director or committee member fees.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”), directors were eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually. In 2011 the Director Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Director Deferred Compensation Plan effective January 1, 2012 to allow no new participants or deferrals into the Director Deferred Compensation Plan. Participants will generally receive their funds in substantially equal annual installments over a 10-year period or in an alternate form of payment selected at the time of participation, commencing after the director ceases to be a director. Mr. Voges is the only current director participating in the Director Deferred Compensation Plan.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Board is committed to responsible and effective corporate governance and regularly monitors developments in the area of corporate governance. Our Corporate Governance Principles compile governance policies and procedures described in our governing documents, various charters and policies and memorialize other policies and principles that we follow. The Corporate Governance Principles discuss Board responsibilities, organization, composition, and qualifications, address director compensation, and set forth guidance regarding the evaluation of our CEO and succession planning, among other matters. The Governance Committee is responsible for reviewing the Corporate Governance Principles annually. A copy of our Corporate Governance Principles is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Independent Directors

The listing standards of the NYSE Amex (formerly the American Stock Exchange) require that we have a board of directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2011, pursuant to Section 803 of the NYSE Amex Company Guide:

• John J. Allen	• William L. Olivari
• William H. Davison	• Linda Loomis Shelley
• Gerald L. DeGood	• A. Chester Skinner, III
• Jeffry B. Fuqua	• William J. Voges
• Howard C. Serkin	• Thomas P. Warlow, III

In determining Mr. Davison’s independence, our Board of Directors evaluated the relationship between Mr. Davison and SunTrust Bank, with whom we have a business relationship. Our Board considered that Mr. Davison retired as chairman, president and chief executive officer of SunTrust Bank, East Central Florida in 2007. Our Board also considered that Mr. Davison’s sole ongoing relationship with SunTrust is his service on a local SunTrust Advisory Board, which has no role in the affairs or operations of SunTrust Bank or policy-making function. The Advisory Board serves as a convenient forum for the exchange of ideas about local and industry economic trends with other local business and professional leaders. After considering these matters, the Board determined that Mr. Davison did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Mr. Olivari’s independence, our Board of Directors evaluated the relationship between Mr. Olivari and Halifax Community Health System, Inc. (the “Hospital”), which purchased land from us in 2003. Mr. Olivari was chairman of the Halifax Community Health Foundation Board (the “Foundation”) until January 2010 (and continues as a member of its board) and of the Audit and Finance Committee (the “Finance Committee”) of the Hospital until October 31, 2009. The Foundation is a charitable organization that raises funds to support the Hospital, and the Finance Committee is an advisory board of local professionals that reviews the Hospital’s financials. The Foundation and the Finance Committee do not set Hospital policy and do not exercise any control over the day-to-day operations of the Hospital or its board, whose members are appointed by the Governor of Florida. In addition, Mr. Olivari was appointed to the Foundation board in July 2006 and to the Finance Committee in May 2006, more than two years after the Hospital’s construction obligations and our repurchase rights (which were partially exercised in 2009 and 2010 and completed in December 2011) were memorialized in deed covenants, so he was not involved in the transaction on the Hospital’s behalf, nor could he participate in or review such transactions. Mr. Olivari has also agreed to and has recused himself from the consideration of or voting upon any actions concerning the Hospital. After considering these matters, the Board determined that Mr. Olivari did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Ms. Shelley’s independence, our Board of Directors considered the fact that in 2004 we retained the services of Fowler White Boggs P.A., the law firm at which Ms. Shelley is a shareholder, in connection with a permit from the Army Corps of Engineers, and confirmed that Ms. Shelley was not involved in this matter. Also, in 2003 our now-former Senior Vice President—General Counsel and Assistant Secretary served on a countywide water committee (not directly related to our business) that used the services of Fowler White Boggs P.A., and Ms. Shelley participated in a few of those meetings. Our Board also considered the business relationship between Ms. Shelley and John C. Myers, III, who resigned from our Board on January 4, 2010. In the past, Ms. Shelley advised the Reinhold Corporation (“Reinhold”) pertaining to a tract of land owned by Reinhold. Mr. Myers is Reinhold’s Executive Chairman of the Board. Reinhold is wholly owned by The Reinhold Family Trust, with which Mr. Myers was affiliated. After considering these matters, the Board determined that Ms. Shelley did not have a relationship that would interfere with the exercise of independent judgment in carrying out her responsibilities as a director.

In determining Mr. Voges’ independence, our Board of Directors considered the employment of Mr. Voges with the Root Organization, which is a family owned organization that owns several real estate projects in Volusia County as a portion of its holdings. On several occasions the Governance Committee and the Board’s independent directors, with the assistance of independent counsel to the independent directors, reviewed the potential for any business or professional conflict between Mr. Voges’ employment with the Root Organization and his responsibilities to the Company. Our Board of Directors also considered the fact that an employee of a subsidiary of Brown & Brown, Inc., which provides insurance services to the Company, became Mr. Voges’ son-in-law in August 2008 and that his son-in-law has no involvement in or interest in the relationship between Brown & Brown, Inc. and the Company. After considering these matters, including an interview with Mr. Voges with the Governance Committee and multiple reviews by the independent directors in executive session without Mr. Voges’ presence, the Board determined that Mr. Voges did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Our independent directors hold a formal meeting following each Board of Directors meeting, separate from management and non-independent directors.

Director Attendance at Meetings

During 2011, our Board of Directors held four regularly scheduled meetings and six special meetings, and acted once by unanimous written consent. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2011.

Our policy is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All directors attended the 2011 Annual Meeting of Shareholders.

Audit Committee

The Audit Committee, which held seven meetings in 2011, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. KPMG LLP, our independent auditor for our fiscal year ended December 31, 2011, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Olivari has been the Chairman of the Audit Committee since October 20, 2011, and Messrs. DeGood, Serkin, and Voges are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE Amex and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE Amex. Mr. Olivari, as Chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the NYSE Amex and is an “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to wlo@cfl.rr.com or by submitting the complaint by certified return receipt letter to William L. Olivari, Audit Committee Chairman, 8 Creekview Way, Ormond Beach, FL 32174.

Compensation Committee

The Compensation Committee, which held five meetings and acted once by unanimous written consent in 2011, assists the Board of Directors in discharging its responsibilities relating to the compensation of our chief executive officer and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the 2010 Equity Incentive Plan. The Compensation Committee may form, and delegate its authority to, subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. Albright, our President and Chief Executive Officer. Mr. Albright provides annual recommendations regarding the compensation of the other named executive officer and all other officers and managers.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.

The Compensation Committee acts under a written charter adopted by the Board of Directors. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Allen is the Chairman of the Compensation Committee, and Messrs. Olivari, Skinner, and Warlow are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE Amex.

Governance Committee

The Governance Committee, which held three meetings during 2011, was formed to perform the functions of a nominating committee and recommends to the Board individuals who are qualified to become members of the Board. The Governance Committee uses criteria developed by the Committee and approved by the Board to recommend nominees for the annual meeting of the shareholders.

The Governance Committee operates under a formal charter that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Davison is the Chairman of the Governance Committee, and Messrs. Allen, Serkin, and Skinner and Ms. Shelley are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of the NYSE Amex.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of our shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting are discussed under “Shareholder Proposals” on page 41 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE Amex. In addition, a nominee should demonstrate high ethical standards and integrity and be accountable for boardroom decisions (no individual will be nominated to be a director of the Company where the Governance Committee has determined that the individual has demonstrated a lack of ethical standards, as evidenced by a material violation of applicable law, regulations, stock exchange listing standards or the Company’s Code of Business Conduct and Ethics); should have the ability to provide thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to our achievement of exceptional performance standards to benefit our customers, shareholders, employees, and communities; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high-performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and local and state business, political, and governmental contacts which would be beneficial to us; and experience on the boards of other public companies. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the Annual Meeting of Shareholders.

The Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. The Committee has no policy regarding diversity but does not discriminate against nominees on any basis proscribed by law.

Majority Voting for Directors

Our Bylaws provide that the voting standard for the election of our directors in uncontested elections is a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. A majority of the votes cast means that the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that director nominee.

If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation will be effective upon acceptance by the Board.

The Governance Committee will consider the resignation offer and recommend to our Board the action to be taken. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, in which event our Board shall take action as promptly as practicable while continuing to meet such requirement, rule, or regulation. Our Board also will promptly publicly disclose its decision and the reasons therefor. If our Board does not accept the resignation, the nominee will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and qualified, or until his or her prior resignation, death, or removal. If our Board accepts the resignation, then our Board, in its sole discretion, may fill any resulting vacancy.

The election of directors at the Annual Meeting is an uncontested election and thus the majority voting standard applies.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of this code to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Any amendment to, or waiver from, our Code of Ethics for Principal Executive Officers and Senior Financial Officers or our Code of Business Conduct and Ethics that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions. The policy applies to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of the entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Chairman is appointed by the non-management directors annually. Mr. Fuqua, an independent director, serves as the Chairman of the Board.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management and our independent auditor about significant risks or exposures and assesses the steps management has taken to minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information as of March 1, 2012, unless otherwise noted, on the beneficial ownership of the shares of our common stock by:

•	our directors;

•	our Chief Executive Officer, our Chief Financial Officer and our former Chief Executive Officer, who served during 2011 (our “named executive officers”);

•	the directors and executive officers as a group; and

•	beneficial owners of more than 5% of the outstanding shares of our common stock.

Number of Shares of Common Stock Beneficially Owned(1)

	Restricted Stock		Options Exercisable Within 60 Days(2)	Other Shares Beneficially Owned		Percent of Class(3)
John P. Albright	96,000	(4)	—	33,849		2.2%
John J. Allen	—		—	26,900	(5)	*
William H. Davison	—		—	1,000	(6)	*
Gerald L. DeGood	—		—	494		*
Jeffry B. Fuqua	—		—	2,000		*
William L. Olivari	—		—	1,100	(7)	*
Howard C. Serkin	—		—	—		—
Linda Loomis Shelley	—		—	500		*
A. Chester Skinner, III	—		—	4,000		*
Bruce W. Teeters	—		36,800	23,055		*
William J. Voges	—		—	4,864	(8)	*
Thomas P. Warlow, III	—		—	1,000		*
William H. McMunn(9)	—		—	59,882	(10)	1.0%
Directors and officers as a group (12 persons)	96,000		36,800	98,762	(11)	3.9%
5% Stockholders
BlackRock, Inc.(12)	—		—	303,350		5.2%
Carlson Capital, L.P., et al(13)	—		—	296,300		5.1%
Third Avenue Management LLC(14)	—		—	516,855		8.9%
Wintergreen Advisers, LLC, et al(15)	—		—	1,543,075		26.5%

*	Less than 1% individually
(1)	Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole voting and investment power with respect to all shares set forth opposite their names.
(2)	Represents shares that may be acquired through stock options exercisable through April 30, 2012.
(3)	Based on 5,830,759 shares of common stock issued and outstanding as of March 1, 2011. Assumes that all options owned by the named individual and exercisable within 60 days are exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.
(4)	Represents shares of restricted stock awarded to Mr. Albright as an inducement grant. Mr. Albright has the right to direct the voting of these shares of restricted stock.
(5)	Includes 22,100 shares as to which Mr. Allen shares voting and investment power.

(6)	Includes 800 shares as to which Mr. Davison shares voting and investment power.
(7)	Includes 200 shares as to which Mr. Olivari shares voting and investment power.
(8)	Includes 489 shares as to which Mr. Voges shares voting and investment power. Also includes 120 shares held in the William J. Voges Revocable Trust and 120 shares held in the Robert L. Voges Trust UTA December 15, 1997, for the benefit of Robert J. Voges, the brother of Mr. Voges, for which Mr. Voges serves as trustee, and 200 shares held jointly with his wife, for which Mr. Voges does not have voting power.
(9)	On December 6, 2011, Mr. McMunn ceased to be a director of the Company. His shares are not included in the “Directors and officers as a group” calculation.
(10)	Mr. McMunn shares voting and investment power as to these shares.
(11)	Includes 23,444 shares as to which directors and executive officers share voting and investment power with others.
(12)	The amount shown and the following information is derived from a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of February 13, 2012. According to the Schedule 13G/A BlackRock has sole voting and sole dispositive power over 303,350 shares. The business address for BlackRock is 40 East 52nd Street New York, NY 10022.
(13)	The amount shown and the following information is derived from a Schedule 13D filed by Double Black Diamond Offshore Ltd., a Cayman Islands exempted company (“Double Offshore”), Black Diamond Offshore Ltd., a Cayman Islands exempted company (“Offshore” and together with Double Offshore, the “Funds”), Carlson Capital, L.P., a Delaware limited partnership (“Carlson Capital”), Asgard Investment Corp., a Delaware corporation (“Asgard”) and Clint D. Carlson (“Mr. Carlson” and together with the Funds, Carlson Capital and Asgard, the “Reporting Persons”), reporting beneficial ownership as of November 10, 2011. According to the Schedule 13D Double Offshore has shared voting and dispositive power over 272,588 shares, Offshore has shared voting and dispositive power over 23,712 shares, Carlson Capital has shared voting and dispositive power over 296,300 shares, Asgard has shared voting and dispositive power over 296,300 shares and Mr. Carlson has shared voting and dispositive power over 296,300 shares. The business address for the Reporting Persons is 2100 McKinney Avenue, Suite 1800 Dallas, TX 75201.
(14)

The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of December 31, 2011. According to the Schedule 13G TAM has sole voting power and sole dispositive power over 516,855 shares. AIC Corporate Fund has the right to receive dividends from, and the proceeds from the sale of, 5,435 of the shares reported by TAM; Third Avenue Real Estate Value Fund has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM; Third Avenue Real Estate Value Fund UCITS has the right to receive dividends from, and the proceeds from the sale of, 2,920 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 8,000 of the shares reported by TAM. The business address for TAM is 622 Third Avenue, 32nd Floor New York, NY 10017.

(15)	The amount shown and the following information is derived from a Schedule 13D/A filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of November 29, 2011. According to the Schedule 13D/A, Wintergreen Fund, Inc. (“Fund”) beneficially owns 777,024 shares, Wintergreen Partners Fund, LP (“Partners Fund”) beneficially owns 391,114 shares, Wintergreen Partners Offshore Master Fund, Ltd. (“Master Fund”) beneficially owns 213,762 shares, and Renaissance Global Markets Fund (“Global Fund”) beneficially owns 161,175 shares. Wintergreen, as sole investment manager of Fund, Partners Fund, Master Fund and Global Fund may be deemed to beneficially own the 1,543,075 shares beneficially owned by Fund, Partners Fund, Master Fund and Global Fund, and Wintergreen has shared voting and dispositive power with respect to these 1,543,075 shares. The business address for Wintergreen, Fund, Partners Fund, Master Fund and Global Fund is 333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2011 fiscal year for the following individuals, referred to throughout this proxy as our “named executive officers:”

•	John P. Albright, our President and Chief Executive Officer

•	Bruce W. Teeters, our Senior Vice President—Finance and Treasurer

•	William H. McMunn, our former President and Chief Executive Officer (retired November 30, 2011)

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2011 by the named executive officers. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program has been structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to us. The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to overall Company performance.

Our executive compensation philosophy is intended to balance annual performance incentives through salary and bonuses with rewards for long-term performance through an equity incentive plan, which is currently intended to be focused on grants of performance-based restricted stock. We endeavor to provide an executive compensation program that:

•	will reward enhanced long-term shareholder value;

•	is competitive;

•	will stimulate actions that contribute to improvement in our operating and financial results;

•	will attract well-qualified executives, who have the ability and desire to implement our strategy for achieving annual and long-term performance goals;

•	will motivate executives to achieve Company and individual performance goals set by us; and

•	will create long-term allegiance to us.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the President and Chief Executive Officer, with the Compensation Committee approving the compensation of the other named executive officer. While the Compensation Committee reviews the total compensation paid to each of the named executive officers, it views each element of our executive compensation program to be distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee makes these allocation decisions each year based on recent performance, goals, and objectives.

The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. Albright, our President and Chief Executive Officer. Mr. Albright provides annual recommendations regarding the performance and compensation of the other named executive officer and all other officers and managers.

The Compensation Committee has engaged independent consultants in the past to review our compensation practices and plans. The Compensation Committee has used such reviews to evaluate and establish executive compensation. No independent consultant was engaged during 2011.

Competitive Considerations

While we do not benchmark compensation against any particular peer group, we endeavor to establish base salaries that are competitive with similar positions in our geographic location. We reviewed a compensation study prepared by Towers Perrin for us in 2009, which was based on the Watson Wyatt Worldwide 2007/2008 Top Management Compensation Calculator, which evaluates jobs, not incumbents. With respect to cash compensation (base salary plus cash bonus), the study indicated that our cash compensation for the named executive officers was generally in line with the median cash compensation amount of a comparative sample group. The comparative sample group used for these purposes consisted of companies with comparable business operations and relative size. Towers Perrin identified seven companies as potential peers. The Company analyzed publicly available information to determine earnings per share (“EPS”) performance and competitive compensation of the executive officers of these companies. These companies were:

Alico Inc.	Bresler & Reiner Inc.
California Coastal Communities Inc.	Homefed Corp.
Pope Resources	Tejon Ranch Co.
Thomas Properties Group Inc.

Executive Compensation Elements

Employment Agreement with our CEO. On June 30, 2011, we entered into an employment agreement with John P. Albright to serve as our President and Chief Executive Officer. We do not have employment agreements with any other named executive officers or employees.

Base Salary. The base salaries of the named executive officers have been set annually in January following a review of the prior year’s performance of the normal responsibilities associated with the named executive’s job description. Historically, the Compensation Committee has evaluated individual performance of named executive officers based on our EPS in the prior year and the individual’s contribution to our performance. In evaluating individual performance, the Compensation Committee also considers any additional duties or responsibilities assumed by the individual during the prior year, individual contribution to any new strategies developed and adopted by the Company, individual contribution to our public image, the individual’s leadership and motivation skills, and any significant actions by the individual that have had a positive effect on long-term shareholder value. The Compensation Committee analyzed the total mix of available information on a qualitative, not quantitative, basis in determining base salary.

Mr. Albright’s annual base salary for fiscal year 2011 of $330,000 was determined during the negotiation of his employment agreement, which commenced August 1, 2011. Although his employment agreement included the use of a Company vehicle and participation in the Executive Deferred Compensation Plan and Pension Plan, he declined those benefits.

In January 2012, the Compensation Committee performed a qualitative review of each named executive officer’s performance during 2011 that was based on the Compensation Committee’s subjective judgment. The Committee determined that Mr. Albright’s performance from the time of his appointment effective August 1, 2011 exceeded its expectations, based on his grasp of Company operations over a relatively short period of time. The Committee acknowledged that Mr. Albright had inherited some ongoing challenges that required his immediate attention. He worked diligently addressing the golf operations and the appropriate carrying value of certain assets. He immediately focused on establishing new management and direction for the golf course operations and engaged ClubCorp in January 2012, utilizing its expertise and knowledge of golf management.

Mr. Albright also worked on new lending relationships to expand the Company’s debt capacity at lower costs. Mr. Albright worked on a host of new communication approaches for investors and customers by overseeing an investor presentation, a new website, and other marketing initiatives to effectively communicate the Company’s operations. He also engaged outside brokerage companies to assist the Company in leasing its vacant space. Mr. Albright continually meets with land planners, tenants, developers, and brokers to determine the best market potential for the Company’s land and to reintroduce the Company’s assets to a broader market. In addition, Mr. Albright created efficiencies in overhead by reducing staff, investigating opportunities for outsourcing operational challenges, such as golf operations and agriculture operations, and reconnecting and engaging relationships with the local and national brokerage communities.

Mr. Teeters’ individual performance was reviewed based in part on the overall performance goals of the Company, his contributions as Chief Financial Officer and directing real estate activities. Elements of Mr. Teeters’ performance considered by the Compensation Committee included his role in real estate operations including the completion of a 25-year lease extension for the CVS store in Tallahassee, Florida, and the lease-up of the self-development properties in Daytona Beach, Florida, from 42% at year end 2010 to 86% at December 31, 2011; completion of the sale of the former Barnes & Noble store in Lakeland, Florida; permitting the Williamson North Professional Center Phase I; and completion of the rescission of the LPGA DRI Development Order, which was rescinded June 1, 2011. In September 2011, negotiations were completed and an oil exploration lease covering approximately 136,000 acres in Lee and Hendry Counties, Florida, was executed with a $913,964 bonus rental received with the guaranteed 2012 payment of $921,000 placed in escrow. Also, Mr. Teeters was instrumental in introducing Mr. Albright to the local real estate and governmental communities.

The Compensation Committee determined that no salary increases would be recommended to the Board for fiscal 2012 for either Mr. Albright or Mr. Teeters.

Cash Bonus. During 2010 the Board adopted and approved, following the recommendation of the Compensation Committee, the Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan (the “Cash Bonus Plan”). The purpose of the Cash Bonus Plan is to create a mutuality of interest between management and the Company’s shareholders through a bonus structure designed to reward actions that will increase long-term shareholder value. The Cash Bonus Plan performance criteria are designed to incentivize those management actions that best serve the short and long-term interest of the shareholders, as determined by goals and objectives set annually by the Board. Any discretionary awards will be based on the subjective evaluation and recommendation of the Compensation Committee to the full Board.

In the first quarter of each plan year, the Board, upon the recommendation of the Compensation Committee, will determine the potential bonus pool, adopt specific annual goals related to each criteria, approve a list of plan participants, and establish the potential bonus award (“PBA”) for a 100 percent rating. Pursuant to the Plan, maximum PBA payouts are limited to up to 100% of base annual salary for the Chief Executive Officer (“CEO”), up to 50% of base annual salary for any other executive officers, up to 40% of base annual salary for vice presidents, and up to 30% of base annual salary for managers. The Chairman of the Board will annually make bonus recommendations to the Compensation Committee on the performance of the CEO under the plan, and the CEO will make bonus recommendations to the Compensation Committee as to all other plan participants. The Compensation Committee will review these recommendations and make its recommendations to the Board for final approval.

The performance criteria to be used under the Cash Bonus Plan are:

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Annual EPS: The Compensation Committee will evaluate annually actual EPS performance compared to the EPS target goal set by the Board. Performance awards will be based on the percentage achievement of the annual targeted EPS goal. To earn a 15% EPS bonus award the Company must achieve a minimum EPS of 75% of the annual goal prorated up to a 20% award for achieving 100% or more of the EPS goal.

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Self-Development: The Compensation Committee will annually evaluate each participant’s performance in meeting self-development target goals. Performance awards can range from zero up to a maximum of 20% of the PBA.

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Risk Management: The Compensation Committee will annually evaluate management’s overall performance in all areas of risk management including monitoring current debt, cash flow, project costs, budgets and other targeted goals. Performance awards can range from zero up to a maximum of 20% of the PBA.

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Long-Term Asset Value Enhancement: At the beginning of each plan year, the Compensation Committee will establish goals for actions by management that are intended to enhance long-term asset value. The Compensation Committee will annually evaluate management’s achievement of these goals, and its other actions that enhance or preserve long-term asset value. Performance awards can range from zero to a maximum of 20% of the PBA.

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Executive Leadership: The Compensation Committee will annually evaluate management’s overall internal and external leadership performance. Performance awards can range from zero up to a maximum of 20% of the PBA.

Each performance criterion will comprise one-fifth of each participant’s total PBA, or such other percentage as determined at the beginning of the plan year by the Compensation Committee. At the end of the plan year, the Compensation Committee will rate each participant’s performance in relation to each of the criteria. The cumulative score for each participant will be multiplied by the PBA to determine the individual’s bonus. The Compensation Committee may, with the approval of the Board, increase or decrease an individual participant’s award.

The following commentary sets forth the performance goals under the Cash Bonus Plan established for 2011 by the Compensation Committee and results achieved for the plan year.

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Annual EPS: The target net income goal was set at $1,250,000, after tax, plus sufficient earnings to fund the Company’s annual dividends, cost of bonus pool, and the cost accrual under the 2010 Equity Incentive Plan awards for 2011. Three secondary earnings goals were to improve golf operations profitability by 15%, to finalize a 25-year lease extension with the CVS store in Tallahassee, Florida, and to achieve $1,250,000 in real estate revenue. The lease extension was the only goal achieved.

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Self-Development: Three goals were established for 2011. The first goal was to obtain all remaining approvals of the Williamson North Professional Center to allow for a sale or self-development of Phase I. This approval was received in November 2011. The second goal was to pre-permit one industrial site in the Gateway Business Center with size sufficient for development of up to 100,000 square feet of floor plate. This goal was not achieved in 2011, but was achieved in January 2012, with the receipt of the St. John’s River Water Management District permit. The site must still be permitted by the City of Daytona Beach. A third goal was to maintain a 90% overall occupancy rate for all existing self-development properties. Mason Commerce Center was at 94% occupancy and the 1616 Concierge property was at 75% occupancy in 2011, resulting in overall occupancy of 86%, so this goal was not achieved.

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Risk Management: Three goals were established for 2011 for debt management. The first was to negotiate an extended and improved borrowing agreement with a credit worthy bank to replace the existing line of credit. The Company closed on a new three-year increased line of credit with SunTrust for $25 million. While the Company did achieve an increase in the credit line to $25 million, it should be noted that the resulting structure of the loan did not meet the Board’s expectations. The second goal was that total debt excluding the SunTrust long-term note borrowing for the year was not to exceed $13,000,000. This goal was met, with borrowing at year-end totaling $9,683,726. The third goal was to negotiate advantageous long-term financing on self-development properties. To accomplish this goal, management elected to use the Company’s line of credit at a lower interest rate of 3.25%. Another goal was to develop a strategy to solve ongoing losses from LPGA International golf operations by

September 30, 2011. In January 2012, the Company engaged a new golf management company to take over operations of the LPGA International golf operations to reduce losses. Management was also directed to develop an investment management policy requiring the continuous review and analysis of the financial characteristics of the commercial lease portfolio. The policy to provide the framework and data necessary to actively manage the lease portfolio to optimize returns and balance other portfolio attributes to the benefit of the Company’s overall objectives was completed in June 2011. Management was further challenged to sell or lease the Barnes & Noble site in Lakeland; the sale was closed in December 2011.

Other risk management goals included opposing state and local legislation and new regulation that is not in the best interest of the Company, and lobbying for new positive legislation or rule changes. Management participated in and lobbied for the passage of significant state growth management and agricultural exemption legislation passed in July 2011 that will benefit the Company, including limitations on third-party challenges of local development orders, and HB421, Agricultural-Related Exemptions to Water Management Regulation, relevant to our enforcement action with the St. John’s Water Management District (“SJRWMD”) regarding our agricultural operations. A final goal was the successful resolution of the St. John’s River Water Management District’s administrative complaint; this goal was not achieved.

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Long-Term Asset Value Enhancement: Several major goals were established to add long-term value. One goal was to complete negotiations for exploration and future oil revenues from mineral rights retained in Lee and Hendry Counties with at least $900,000 in revenues. The lease was signed in September 2011and $913,964 bonus rental was received, with the guaranteed September 2012 payment of $921,000 held in escrow, ensuring the second year payment. A second goal was to complete rescission of the LPGA DRI Development Order, which was rescinded by ordinance effective on adoption on June 1, 2011. A third goal was to develop a five-year comprehensive agriculture plan to analyze income and expenses, but there was a change in strategy and the Company elected to convert agricultural management to an outside land management company that will provide an overall analysis of the Company’s agricultural operations and a ten-year strategic plan. Management was also challenged to modify and/or develop new strategies to take advantage of changing market conditions. Efforts have been initiated by management to achieve these goals.

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Executive Leadership: Goals were set to have senior management continue their public involvement in key local boards and endeavor to promote the positive corporate image and benefit the Company’s long-term financial success. Executive Board positions are held with the Daytona Regional Chamber of Commerce, Team Volusia, and CEO Business Alliance, working with these groups to attract new business relocations to our community and on Company property.

Pursuant to Mr. Albright’s employment agreement, for each fiscal year during his employment, Mr. Albright will be eligible to earn an annual bonus. The bonus will vary between zero and 60% of Mr. Albright’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals as mutually agreed upon by Mr. Albright and the Board. The Compensation Committee awarded a bonus to Mr. Albright of $82,500 for fiscal 2011, pro-rated for the five months he had worked for the Company, which was based on his individual performance described on page 21 under Executive Compensation Elements.

In January 2012, the Compensation Committee met and reviewed the overall performance of the Company with respect to stated goals under the Cash Bonus Plan, and based on the achievement of approximately 50% of the targeted goals for 2011, a small bonus pool was approved. Mr. Albright was authorized to make awards to employees from this pool at his discretion. In addition, Mr. Teeters received a bonus of $16,250 under the Cash Bonus Plan based on his individual performance described on page 21 under Executive Compensation Elements, and in January 2012 was given title to his Company vehicle.

In addition, pursuant to his employment agreement Mr. Albright received a one-time signing bonus of $100,000 when he joined us as President and Chief Executive Officer and reimbursement of his reasonable and verifiable out-of-pocket expenses incurred in connection with his relocation to the Central Florida area (not to exceed $35,000). If his employment terminates on or after February 1, 2012 but prior to August 1, 2012, he is required to repay the Company a pro rata share of the signing bonus and relocation expenses at the rate of 1/12 of such amount for each month or portion of a month that his employment is less than twelve months, except that he will not be required to repay any amounts if his employment is terminated by the Company without cause (as defined in the employment agreement). Mr. Albright was reimbursed an additional $12,500 to cover relocation expenses that exceeded the moving allowance provided for in his employment agreement.

Equity Compensation. The Consolidated-Tomoka Land Co. 2010 Equity Incentive Plan was adopted by the Board and approved by the shareholders in 2010. Awards under the 2010 Equity Incentive Plan are approved by the Compensation Committee. The 2010 Equity Incentive Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. Awards under the 2010 Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Equity Incentive Plan. The maximum number of shares as to which stock awards may be granted under the 2010 Equity Incentive Plan is 210,000 shares. Stock awards other than stock options and stock appreciation rights will be counted against the 2010 Equity Incentive Plan maximum in a 1.41-to-1 ratio. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Equity Incentive Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. No participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the plan upon the exercise of incentive stock options exceed 210,000 shares.

The Board and the Compensation Committee intend that the 2010 Equity Incentive Plan will be the primary vehicle for providing long-term compensation to and retention of its named executive officers and other key managers.

Pursuant to his employment agreement, Mr. Albright received a grant of an option to purchase 50,000 shares of our common stock under the 2010 Equity Incentive Plan in on August 1, 2011. The exercise price per share was $28.90, the fair market value on the grant date. One-third of the option will vest on each of the first, second and third anniversaries of the grant date, provided Mr. Albright is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of (a) the tenth anniversary of the grant date, (b) twelve months after Mr. Albright’s death or termination for disability, or (c) thirty days after the termination of Mr. Albright’s employment for any reason other than death or disability.

Pursuant to his employment agreement Mr. Albright also received an “inducement” grant of 96,000 shares of restricted common stock in accordance with and subject to the exception set forth in Section 711(a) of the NYSE Amex Company Guide. The restricted shares will vest in six increments of 16,000 shares each, upon the price per share of Company common stock during the term of Mr. Albright’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding target trailing 60-day average closing prices as follows: $36 per share for the first increment; $40 per share for the second increment; $46 per share for the third increment; $53 per share for the fourth increment; $60 per share for the fifth increment; and $65 per share for the sixth increment. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to six years from the grant date, that increment of the restricted shares will be forfeited. Mr. Albright has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting.

No other equity awards were made in 2011 or for 2011 performance.

Pension Plan. We maintain the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of our employees. Benefits are based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provides for a life annuity benefit. Effective December 31, 2011, the Pension Plan was amended to freeze participants’ benefits with no future accruals after that date. Any current or future employee who is not a participant of the Pension Plan on December 31, 2011 will not be eligible to enter the Plan. Mr. Albright is not a participant in the Pension Plan.

401(k) Plan. Employees (including the named executive officers) may participate in our 401(k) plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. Historically, we made a safe harbor contribution of 3% of annual compensation for all eligible employees, which was immediately vested and subject to limitations imposed by the Internal Revenue Code. Effective January 1, 2012, the 401(k) Plan was amended to change eligibility from one year of service to a minimum of six calendar months of service in which the employee is credited with 160 hours of service in each month, add a matching contribution equal to 25% of the elective deferrals made on behalf of a plan participant, and terminate the 3% non-elective safe harbor contribution for non-highly compensated employees.

Deferred Compensation. Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Officers and Key Employees (the “Executive Deferred Compensation Plan”), the named executive officers were eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually. In 2011 the Executive Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Executive Deferred Compensation Plan effective January 1, 2012 to allow no new participants or deferrals into the Executive Deferred Compensation Plan. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment, such as a lump sum payment, at the time of commencement of participation in the plan, with payment generally commencing in March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment for any executive officer. Mr. Albright is not a participant in the Executive Deferred Compensation Plan.

Health and Welfare Benefits. We provide to each named executive officer, and all full time employees, medical and dental insurance coverage as well as long-term disability and life insurance. The Company also pays a portion of the dependent coverage for the employee.

We have a current policy regarding post-retirement benefit programs for certain healthcare and life insurance benefits for eligible retired employees. All full-time employees become eligible to receive a life insurance benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service, and this program is non-contributory. The retired employee will also receive a supplemental Medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and we pay up to $25 of their monthly premium. Retired employees in Highlands County, Florida received a supplemental Medicare policy for which we pay up to $120 per month. The portion of the post-retirement supplemental Medicare benefit premium that we pay is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. In the past, we have provided named executive officers with a paid club membership at the LPGA International Golf Courses and an automobile, including gasoline and vehicle maintenance. We have eliminated these perquisites.

Other Matters

Stock Ownership. We have adopted stock ownership guidelines for our directors and executive officers. These guidelines require that directors and executive officers own no less than 1,000 shares of the Company’s common stock. For current directors and officers, this requirement must be met by July 25, 2012.

Hedging Policy. Employees and directors, or any designee of such employee or director, are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of our equity securities that have been granted to the employee or director by us as part of the employee’s or director’s compensation or that are directly or indirectly held by the employee or director.

Severance Benefits. Mr. Albright’s employment agreement provides that if his employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Albright’s employment agreement also provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 200% of his then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. None of our other employees has a severance agreement; however, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Retirement of William H. McMunn. Mr. McMunn resigned as our President and Chief Executive Officer as of August 1, 2011. In connection with his retirement, we entered into an agreement with Mr. McMunn on February 8, 2011 (the “Agreement”), which agreement was amended on November 28, 2011. Pursuant to the Agreement, on December 6, 2011, we paid Mr. McMunn a one-time lump sum early retirement incentive payment of $382,488 and delivered title to his Company furnished automobile. The retirement incentive payment is included in the “All Other Compensation” column in the Summary Compensation Table for 2009-2011 below.

Vesting of unexercised stock options. Each option holder’s individual grant agreement or agreements entered into pursuant to the 2001 Stock Option Plan provide that all unvested stock options and tandem SARs become vested upon the occurrence of a change in control.

Advisory Vote to approve Executive Compensation. We conducted our first advisory vote to approve executive compensation last year at our 2011 Annual Meeting. While this vote was not binding on the Company, the Board or the Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation. At the 2011 Annual Meeting more than 91% of the votes cast on the advisory vote to approve executive compensation proposal were in favor of our named executive officer compensation as disclosed in our proxy statement, and as a result the proposal was approved. The Board and Compensation Committee reviewed these vote results and did not make any specific changes to our executive compensation policies and decisions as a result of the vote results. We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at the 2011 Annual Meeting.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2010 or 2011 services that would be non-deductible under Section 162(m). Accordingly, the Compensation Committee has not considered any revisions to its policies and programs in response to this provision of law.

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A. Pursuant to final regulations issued by the Internal Revenue Service, we amended our deferred compensation plans in 2007 for formal compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2011. Submitted by the Compensation Committee: John J. Allen, Chairman, William L. Olivari, A. Chester Skinner, III, and Thomas P. Warlow, III.

Summary Compensation Table for 2009-2011

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2009, December 31, 2010, and December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)		Total ($)
John P. Albright(1)	2011	137,500	182,500	(2)	1,773,280	(3)	501,000	—	—	51,956	(7)	2,646,236
President and Chief Executive Officer

Bruce W. Teeters	2011	255,900	—		—		—	16,250	226,058	12,070	(8)	510,278
Senior Vice President- Finance and Treasurer	2010	255,900	—		—		—	—	71,491	12,671		340,062
	2009	255,900	—		—		118,745	—	150,330	12,417		537,392

William H. McMunn(1)	2011	294,816	—		—		—	—	164,329	379,981	(9)	839,126
Former President and Chief Executive Officer	2010	294,816	—		—		—	—	89,910	16,992		401,718
	2009	294,816	—		—		296,861	—	81,711	16,812		690,200

(1)	Mr. Albright joined the Company as President and Chief Executive Officer on August 1, 2011. Mr. McMunn resigned as President and Chief Executive Officer of the Company effective August 1, 2011.
(2)	Pursuant to his employment agreement, Mr. Albright received a one-time signing bonus of $100,000 when he joined us as President and Chief Executive Officer. In addition, pursuant to his employment agreement, Mr. Albright received a bonus of $82,500 for his 2011 performance.
(3)	Amount consists of the aggregate grant date fair value of restricted stock awarded, based on the probable outcome of conditions required to be met for vesting, computed in accordance with FASB ASC Topic 718. Amount does not reflect whether Mr. Albright has actually realized or will realize a financial benefit from the award, which is subject to performance conditions. For information on the valuation assumptions used in these computations, refer to Note 11 in the Notes to Consolidated Financial Statements included in our 2011 Form 10-K. The value of the award at the grant date, assuming that the highest level of performance conditions will be achieved, is $4,000,000. There can be no assurance that this grant date value will ever be realized by Mr. Albright.
(4)	Amounts consist of both the aggregate grant date fair value of stock options awarded and the aggregate grant date fair value of tandem SARs granted computed in accordance with FASB ASC Topic 718 (formerly, FAS 123R) as follows: 2011 valuation—Mr. Albright, 501,000 (stock options); 2009 valuation – Mr. Teeters, $77,184 (stock options) and $41,561 (tandem SARs), and Mr. McMunn, $192,960 (stock options) and $103,901 (tandem SARs). See Note 11 (Stock Option Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2011, for the relevant assumptions used to determine the valuation of stock option awards and tandem SAR awards. These amounts reflect our accounting for these stock option and tandem SARs and do not correspond to the actual values that may be recognized by the named executive officers. These stock options have exercise prices of $28.90 for grants made in 2011 and $33.16 for grants made in 2009, while our closing stock price on March 1, 2012 was $30.19.
(5)	This column represents amounts awarded and earned under the Company’s Cash Bonus Plan.
(6)	Amounts consist of above-market earnings during fiscal 2011, fiscal 2010 and fiscal 2009 on compensation that was deferred prior to January 1, 2012, January 1, 2011, and January 1, 2010, respectively, under the Executive Deferred Compensation Plan, and the change in the actuarial present value of the named executive officer’s earned benefit under our Pension Plan as follows: during fiscal 2011—Mr. Teeters, $219,088 (change in pension value) and $6,970 (above-market earnings), and Mr. McMunn, $149,061 (change in pension value) and $15,268 (above-market earnings); during fiscal 2010 – Mr. Teeters, $66,034 (change in pension value) and $5,457 (above-market earnings), and Mr. McMunn, $77,957 (change in pension value) and $11,953 (above-market earnings); and during fiscal 2009 – Mr. Teeters, $145,014 (change in pension value) and $5,316 (above-market earnings), and Mr. McMunn, $70,067 (change in pension value) and $11,644 (above-market earnings).
(7)	This amount reflects reimbursement for moving expenses, reimbursement of Mr. Albright’s portion of premiums paid for post-employment COBRA continuation coverage following the termination of employment from his previous employer and prior to his eligibility for coverage under the Company’s health insurance plan, and life insurance premiums paid by us for term life insurance as follows during fiscal 2011: $47,500 (moving expenses), $4,260 (COBRA), and $196 (life insurance).
(8)	This amount reflects use of a Company vehicle, LPGA Golf Club membership fees, and life insurance premiums paid by us for term life insurance, as follows during fiscal 2011: $7,750 (vehicle); $2,700 (LPGA fees); $1,620 (life insurance).
(9)	This amount reflects an early retirement incentive payment, the value of and use of a Company vehicle, LPGA Golf Club membership fees, and life insurance premiums paid by us for term life insurance, as follows during fiscal 2011: $357,920 (early retirement incentive payment); $17,876 (vehicle); $2,700 (LPGA fees); and $1,485 (life insurance).

Grants of Plan-Based Awards for 2011

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold ($)	Target ($)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
John P. Albright	August 1, 2011	June 30, 2011	—	—	—	—	—	—		50,000	(3)	28.90	501,000
	August 1, 2011	June 30, 2011	—	—	—	—	—	96,000	(2)	—		—	1,773,280
Bruce W. Teeters	April 27, 2011	April 27, 2011	—	—	127,950	—	—	—		—		—	—
William H. McMunn(4)	n/a		—	—	—	—	—	—		—		—	—

(1)	This reflects the maximum payment amount that Mr. Teeters was eligible to receive under the Cash Bonus Plan for 2011, depending on performance against the metrics described in “Compensation Discussion and Analysis—Executive Compensation Elements—Cash Bonus” above. There are no minimum or target payment amounts specified under the Cash Bonus Plan. The actual fiscal year 2011 Cash Bonus Plan payout amount for Mr. Teeters of $16,250 is included in the Summary Compensation Table on page 25.
(2)	Reflects a grant of 96,000 shares of restricted stock awarded to Mr. Albright in connection with his hiring. The award will be earned in six segments based on our stock attaining certain target prices per share. The grant date fair value of this award is based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718).
(3)	This stock option grant was made pursuant to the Company’s 2010 Equity Incentive Plan.
(4)	Mr. McMunn resigned as President and Chief Executive Officer of the Company effective August 1, 2011. He did not receive any equity or non-equity incentive plan awards during fiscal year 2011.

Outstanding Equity Awards at Fiscal Year-End for 2011

The following table sets forth certain information with respect to all unexercised stock options and unvested equity awards previously awarded to the named executive officers as of December 31, 2011.

Name	Option Awards				Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested ($)
John P. Albright	0	50,000	28.90	8/01/2021	96,000	2,598,720
Bruce W. Teeters	1,600	0	20.12	1/22/2013
	3,200	0	31.64	1/28/2014
	4,800	0	42.87	1/26/2015
	8,000	0	67.27	1/25/2016
	6,400	1,600	77.24	1/24/2017
	4,800	3,200	55.25	4/23/2018
	3,200	3,200	33.16	1/28/2019
William H. McMunn(3)	4,000	0	20.12	1/22/2013
	8,000	0	31.64	1/28/2014
	12,000	0	42.87	1/26/2015
	20,000	0	67.27	1/25/2016
	16,000	4,000	77.24	1/24/2017
	12,000	8,000	55.25	4/23/2018
	8,000	8,000	33.16	1/28/2019

(1)	Stock options for Mr. Albright become exercisable in three equal annual installments beginning on the first anniversary of the grant date, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration following termination of employment. Subject to such earlier expiration or accelerated exercisability, 33% of Mr. Albright’s stock options granted on August 1, 2011 will become exercisable on each of August 1, 2012, August 1, 2013 and August 1, 2014, respectively. Stock options for Mr. Teeters become exercisable in five equal annual installments beginning on the first anniversary of the grant date, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant. Subject to such earlier expiration or accelerated exercisability, 20% of the stock options granted on January 24, 2007 became exercisable on January 24, 2012; 20% of the stock options granted on April 23, 2008 will become exercisable on each of April 23, 2012, and April 23, 2013, respectively; and 20% of the stock options granted on January 28, 2009 became exercisable on January 28, 2012 and 20% of such stock options will become exercisable on each of January 28, 2013 and January 28, 2014, respectively. Tandem SARs were granted with each stock option award to Messrs. Teeters and McMunn. Mr. McMunn’s options expired on February 28, 2012 as a result of his termination of employment.
(2)	Restricted stock awarded to Mr. Albright in connection with his hiring. The award will be earned in six segments based on our stock attaining certain target prices per share, discussed in greater detail on page 22, under “Equity Compensation.” The market value of this award is computed by multiplying the closing market price of our stock on December 31, 2011 by the number of shares that have not vested. The grant date fair value of this award, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table for 2009- 2011. There is no threshold payout under this plan.
(3)	Mr. McMunn retired effective November 30, 2011. As a result, based on the terms and conditions provided in the 2001 Stock Option Plan and Mr. McMunn’s stock option and SAR agreements under the plan, all options reported herein expired as of February 28, 2012, unless previously exercised.

Pension Benefits for 2011

We maintain two programs to provide retirement income to eligible employees and the named executive officers: our 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan. Mr. Albright is not a participant in the Pension Plan.

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)(2)
John P. Albright	n/a	—	—	—
Bruce W. Teeters	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	31	1,427,950	—
William H. McMunn	Retirement Plan for Employees of Consolidated- Tomoka Land Co.	20	911,910	5,446

(1)	Messrs. Teeters and McMunn are fully vested under the Pension Plan.
(2)	See Note 9 (Pension Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year ended December 31, 2011 for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Plan.

Pension benefits are accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The benefits for the named executive officers shown above are not payable in a lump sum. If the employee chooses to receive its pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first, 50% of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. Mr. Teeters is currently eligible for late retirement under the Pension Plan based on the normal retirement age of 65. If an employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits.

Effective December 31, 2011, the Pension Plan was amended to freeze participants’ benefits with no future accruals after that date. Any current or future employee who was not a participant of the Plan on December 31, 2011 will not be eligible to enter the Plan. Although the Plan will remain active, with no new entrants and no future accruals, the Company’s contribution level is expected to be reduced over time. During 2011, we made a contribution of $49,048, all of which related to the 2011 plan year. We make periodic employer contributions in conformance with minimum funding requirements and maximum deductible limitations. See Note 9 (Pension Plan) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Nonqualified Deferred Compensation for 2011

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan. Mr. Albright is not a participant in the Executive Deferred Compensation Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)(2)
John P. Albright	—	—	—
Bruce W. Teeters	0	15,841	279,857
William H. McMunn	0	34,700	613,026

(1)	Amounts include above-market earnings reported in the Summary Compensation Table above for the fiscal year 2011 under the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” as follows: Mr. Teeters, $6,970 and Mr. McMunn, $15,268. Above-market earnings reflect the interest earned in excess of the interest that would have been earned at a rate equal to 120% of the AFR. Earnings under the plan were calculated using a rate of 6.0% and 120% of the AFR was 3.36%.
(2)	Amounts shown in this column include amounts previously reported as compensation in the Summary Compensation Table for previous years, as follows: Mr. Teeters, $87,000, and Mr. McMunn, $390,320.

Under the Executive Deferred Compensation Plan, our named executive officers and key employees may elect to defer receipt of all or a portion of their cash compensation until such time as the participant ceases to be an officer or key employee. The deferred compensation accrues interest annually. In 2011 the Executive Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Executive Deferred Compensation Plan effective January 1, 2012 to allow no new participants or deferrals into the Executive Deferred Compensation Plan. Current participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment at the time of commencement of participation in the plan, with payment generally commencing by March of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment.

Potential Payments Upon Termination or Change in Control

We entered into an employment agreement with Mr. Albright on June 30, 2011, in connection with his appointment as our President and Chief Executive Officer as of August 1, 2011. Pursuant to the employment agreement, if Mr. Albright’s employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 200% of then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. McMunn retired from his employment by the Company effective November 30, 2011. In connection with his termination from employment, we entered into an agreement with Mr. McMunn which provided a one-time lump sum early retirement incentive payment of $382,488 and title to his Company furnished automobile. His agreement includes a mutual non-disparagement covenant. In addition, during the two-year period following his retirement, if Mr. McMunn serves as an elected or appointed official of any governmental or quasi-governmental authority of any kind that has jurisdiction over any business of the Company or any of its subsidiaries, Mr. McMunn will abstain and recuse himself from the consideration of any action of such governmental or quasi-governmental authority, if permitted by applicable by law, if such matter directly applies to, or relates only to, the Company or any subsidiary thereof (but such provision does not apply to any issue or matter that impacts the Company and other third parties equally provided that such action does not have a significant negative impact on the interests of the Company).

We do not have any other employment agreements, change in control agreements, or severance agreements with any of our executive officers. Benefits payable upon termination of a named executive officer include benefits accrued under the Pension Plan, described under “Pension Plan” above, and deferred compensation and earnings thereon, described under “Deferred Compensation” above. Upon a change in control, deferred compensation and earnings thereon would be distributed in accordance with the Executive Deferred Compensation Plan, stock options and tandem SARs would become fully vested pursuant to the 2001 Stock Option Plan, and awards granted pursuant to the 2010 Equity Incentive Plan may become fully vested, in the discretion of the Compensation Committee.

Under the 2010 Equity Incentive Plan and Mr. Albright’s employment agreement, a change of control shall be deemed to have occurred if:

•

any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

•

approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Under the Executive Deferred Compensation Plan, a change of control shall be deemed to have occurred if:

•	as a result of any transaction, another person or entity acquires our voting stock in an aggregate amount so as to enable that person or entity to exercise more than 50% of our voting power;

•	an unrelated person or entity acquires all or substantially all of our assets; or

•

upon the consummation of a merger or consolidation to which we are a party, our voting stock outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Under the 2001 Stock Option Plan, a change of control occurs when:

•

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plans, becomes the beneficial owner of 50% or more of our outstanding voting shares and our other outstanding voting securities that are entitled to vote generally in the election of our directors;

•

individuals who, as of the effective date of the Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by our shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

•

approval by our shareholders of a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

The following table sets forth the benefit that would have been realized by Mr. Albright and Mr. Teeters as of December 31, 2011, if such officer had retired or been terminated on that date (other than for cause), and the benefit that would have been realized by each named executive officer as of December 31, 2011, if a change in control had occurred on such date:

Name	Benefit	Change in Control Without Termination ($)		Retirement or Termination other than for Cause ($)
John P. Albright	Unvested Stock Option Awards and Unvested Restricted Stock Award	0	(1)	0	(1)
	Severance pursuant to employment agreement	0		660,000

	Total	0		660,000

Bruce W. Teeters	Unvested Stock Option Awards	0	(2)	0	(2)
	Pension Plan Benefit	—		1,427,950
	Deferred Compensation	279,857		279,857

	Total	279,857		1,707,807

(1)	Values are calculated as if a change in control or retirement or termination had taken place on December 31, 2011, using the closing market price per share of our stock on that date of $27.07.
(2)	Because the exercise price of all unvested stock options awarded and unvested tandem SARs granted pursuant to our 2001 Stock Option Plan exceeds the closing market price per share of our stock on December 31, 2011, no amount would have been realized as of such date for the unvested stock options and tandem SARs.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2011:

(1) The Audit Committee reviewed and discussed the audited financial statements with management.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

(4) The Audit Committee reviewed and discussed with management and the independent auditors our audited financial statements for the year ended December 31, 2011, and reports on the effectiveness of internal controls over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2011, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Submitted by the Audit Committee: William L. Olivari, Chairman, Gerald L. DeGood, Howard C. Serkin, and William J. Voges.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

In February 2012, following a competitive process undertaken by our Audit Committee, the Audit Committee appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2012.

KPMG LLP (“KPMG”) was notified on February 1, 2012 that it would not be retained as our independent registered public accounting firm for the fiscal year ending December 31, 2012. KPMG’s engagement as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011 was unaffected by the selection of Grant Thornton as KPMG’s dismissal became effective upon the completion of KPMG’s audit of our consolidated financial statements as of and for the fiscal year ended December 31, 2011 and the filing of the related Annual Report on Form 10-K. On March 15, 2012, we filed our Form 10-K for the fiscal year ended December 31, 2011, indicating that KPMG’s term as our independent registered public accounting firm had ended.

The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2010 and 2009, and the interim period from December 31, 2010 through the filing of our Form 10-K for the fiscal year ended December 31, 2011 on March 15, 2012, there were (i) no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such periods, and (ii) no “reportable events” as that term is defined in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

During the fiscal years ended December 31, 2011 and 2010, and the subsequent interim period through March 15, 2012, we did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us by Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are used in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

We provided KPMG with a copy of the Form 8-K filed on February 6, 2012. KPMG furnished us with a letter addressed to the U.S. Securities and Exchange Commission stating that KPMG agreed with the statements made in the Form 8-K. A copy of such letter, dated February 6, 2012, was filed as Exhibit 16.1 to the Form 8-K.

Representatives of KPMG are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Representatives of Grant Thornton are not expected to be present at the Annual Meeting.

Although applicable law does not require shareholder ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our shareholders on the appointment. If the shareholders fail to ratify the appointment of Grant Thornton, our Audit Committee will reconsider the appointment. Even if the selection is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of Grant Thornton as our independent registered public accounting firm.

Our Board of Directors recommends a vote “For” the ratification of Grant Thornton as our independent registered public accounting firm.

Auditor Fees

The following table represents aggregate fees billed by KPMG LLP for professional services for fiscal 2011 and 2010, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	2011	2010
	$	$
Audit Fees(1)	202,500	169,000
Audit-Related Fees	-0-	-0-
Tax Fees(2)	65,575	50,335
All Other Fees	-0-	-0-

(1)	Aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of interim financial statements included in our Quarterly Reports on Form 10-Q and other services normally provided in connection with our statutory and regulatory filings or engagements by year.
(2)	Aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning, including preparation of tax forms, including federal and state income tax returns, and income tax consulting services.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Treasurer and will include a description of the services to be rendered. The Treasurer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve executive compensation. The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

As an advisory vote, this proposal is not binding upon the Company or our Board. However, the Board and the Compensation Committee, who are responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required. This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Our Board of Directors recommends a vote “For” this proposal.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, and except as described in this proxy statement, it is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. The deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote the shares for which we have received proxies in accordance with their best judgment.

We received timely notice from Wintergreen, a shareholder of more than 5% of our outstanding shares, of its intention to bring two shareholder proposals before the Annual Meeting. However, under Rule 14a-4(c)(2) promulgated under the Securities Exchange Act of 1934, we may exercise our discretion to vote on these shareholder proposals. Wintergreen’s first shareholder proposal called for an advisory vote on the resignation of Mr. McMunn from our Board. Since Mr. McMunn resigned from the Board effective December 6, 2011, such a vote is no longer relevant. Wintergreen’s second shareholder proposal called for an advisory vote on “adherence to high ethical standards by members of the Board.” The Board amended our Governance Committee Charter in January 2012 in a manner that we believe is consistent with Wintergreen’s proposal.

Because we believe Wintergreen’s shareholder proposals have been addressed by prior actions taken by our Board we will not present Wintergreen’s proposals if they are not introduced at the Annual Meeting by Wintergreen.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC and the NYSE Amex initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required, we believe that all reports required under Section 16(a) were timely filed during the fiscal year ended December 31, 2011, except Thomas P. Warlow, III, filed a delinquent Form 4 on June 13, 2011, to report a purchase of shares by his spouse on June 6, 2011.

SHAREHOLDER PROPOSALS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2013 Annual Meeting of Shareholders, a written copy of their proposal must be received at our principal executive offices no later than November 23, 2012. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing

In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2013 Annual Meeting of Shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2013

Annual Meeting of Shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 28, 2012 and no later than November 27, 2012. Further, any proxy granted with respect to the 2013 Annual Meeting of Shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information

Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information

With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected. In addition, to be eligible to be a nominee for election or reelection as a director, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice described herein) to our secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request).

A copy of our Bylaws is available as an exhibit to a Form 8-K we filed with the Securities and Exchange Commission on April 28, 2011. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2011, accompanies this proxy statement. Additional copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our Annual Report and proxy statement are also available on our website at www.ctlc.com.

REVOCABLE PROXY

CONSOLIDATED-TOMOKA LAND CO.

ANNUAL MEETING OF SHAREHOLDERS

April 25, 2012

2:00 p.m.

THlS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consolidated-Tomoka Land Co., a Florida corporation, hereby appoints Jeffry B. Fuqua and Bruce W. Teeters, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 25, 2012, at 2:00 p.m., Eastern Time, at LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Shareholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR the election of the nominees listed in the Proxy Statement for the Annual Meeting and FOR Proposals 2 and 3, and otherwise at the discretion of the proxies.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THlS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê     FOLD AND DETACH HERE    ê

CONSOLIDATED-TOMOKA LAND CO. – ANNUAL MEETING, APRIL 25, 2012

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 25, 2012. This proxy statement and a copy of our 2011 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at http://ctlc.com/2012_proxy.html.

You can vote in one of three ways:

1.	Call toll free 1-866-333-6495 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at http://www.rtcoproxy.com/cto and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4265

z					{
		PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CONSOLIDATED-TOMOKA LAND CO.
	X			Annual Meeting of Shareholders
APRIL 25, 2012

						For	Against	Abstain
	Proposal 1 – Election of two Directors for a one-year term ending in 2013, and one Class Il Director for a two-year ending in 2014.				Proposal 2 – Company proposal to ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2012.	☐	☐	☐
		For	Against	Abstain		For	Against	Abstain
	One-year term: (01) John J. Allen	☐ For	☐ Against	☐ Abstain	Proposal 3 – Advisory vote to approve executive compensation	☐	☐	☐
	(02) William L. Olivarl Class II: (03) John P. Albright	☐ For ☐	☐ Against ☐	☐ Abstain ☐

The Proxies are authorized to vote upon such other business as may properly come before the meeting in their discretion.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. lf no direction is made, this proxy will be voted FOR each of the director nominees and FOR Proposals 2 and 3.

					Mark here for address change			☐

	Please be sure to date and sign this proxy card in the box below.	Date

	Sign above	Co-holder (if any) sign above
x	When shares are held by joint tenants, both should sign. Executors, administrators, trustees, attorneys, etc. should give full title as such. If the signer is a corporation or partnership, please sign full corporate name by duly authorized officer.
	IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW							y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Telephone (using a touch-tone phone); or

2.   By Internet; or

3.   By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3 a.m., April 25, 2012. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a touch-tone phone anytime prior to	anytime prior to
3 a.m., April 25, 2012:	3 a.m., April 25, 2012 go to
1-866-333-6495	http://www.rtcoproxy.com/cto

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://ctlc.com/2012_proxy.html

Your vote is important!